UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2568550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

400 North Roxbury Drive, Beverly Hills, California, 90210

(Address of Principal Executive Offices)     (Zip Code)

CITY NATIONAL CORPORATION – AMENDED AND RESTATED 2002 OMNIBUS PLAN

(Full title of the plan)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary

City National Corporation

555 S. Flower Street

Los Angeles, CA 90071

(Name and address of agent for service)

213-673-9500

(Telephone number, including area code, of agent for

service)

EXPLANATORY STATEMENT

A total of 5,000,000 shares of common stock of City National Corporation, a Delaware corporation (the “Company” or “Registrant”) were registered in connection with the Company’s original 2002 Omnibus Plan (as amended, the “2002 Plan”), which shares were registered on the Company’s Form S-8 (File No. 333-88118), filed as of May 13, 2002, as amended by the Post-Effective Amendment No. 1 to Form S-8 filed July 30, 2004 (as amended, the “2002 Plan S-8”).  On April 23, 2008, the stockholders of the Company approved the 2008 Omnibus Plan (the “2008 Plan”).  Of the shares registered in connection with the 2002 Plan, 612,856 shares have not been issued and are not subject to issuance upon the exercise of outstanding awards granted under the 2002 Plan.  Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997 (see G. Securities Act Forms, number 89), 612,856 shares of the Company’s common stock registered on the 2002 Plan S-8 are carried forward to, and deemed covered by, the registration statement on the separate Form S-8 being filed concurrently herewith in connection with the 2008 Omnibus Plan (the “2008 Plan S-8”).

In addition to the 612,856 shares being carried forward from the 2002 Plan, any shares that are not issued pursuant to any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited award under the 2002 Plan will be carried forward for issuance in connection with the 2008 Plan and deemed covered by the 2008 Plan S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Certain Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the 2002 Plan S-8 filed by the Company with respect to securities offered pursuant to the 2002 Plan are hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on May 30, 2008.

City National Corporation
Registrant

By:	/s/ Russell Goldsmith
Russell Goldsmith Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Russell Goldsmith	President and Chief Executive	May 30, 2008
Russell Goldsmith	Officer and Director
(Principal Executive Officer)

/s/ Christopher J. Carey	Executive Vice President and	May 30, 2008
Christopher J. Carey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Bram Goldsmith	Chairman of the Board and	May 30, 2008
Bram Goldsmith	Director

/s/ Christopher J. Warmuth	Executive Vice President and	May 30, 2008
Christopher J. Warmuth	Director

/s/ Richard L. Bloch	Director	May 30, 2008
Richard L. Bloch

/s/ Kenneth L. Coleman	Director	May 30, 2008
Kenneth L. Coleman

/s/ Ashok Israni	Director	May 30, 2008
Ashok Israni

Signature	Capacity	Date

/s/ Linda M. Griego	Director	May 30, 2008
Linda M. Griego

/s/ Michael L. Meyer	Director	May 30, 2008
Michael L. Meyer

/s/ Ronald L. Olson	Director	May 30, 2008
Ronald L. Olson

/s/ Bruce Rosenblum	Director	May 30, 2008
Bruce Rosenblum

/s/ Peter M. Thomas	Director	May 30, 2008
Peter M. Thomas

/s/ Kenneth Ziffren	Director	May 30, 2008
Kenneth Ziffren